UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 31, 2015

Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 West Van Buren Street

Chicago, Illinois 60607

(Address of principal executive offices) (Zip Code)

(312) 583-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2015, Huron Consulting Group Inc. (the “Company” or “Huron”), and certain of the Company’s subsidiaries entered into a Second Amended and Restated Credit Agreement dated as of March 31, 2015 (the “Amended Credit Agreement”) by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders identified therein and Bank of America, N.A., as administrative agent and collateral agent, consisting of a $500 million five-year senior secured revolving credit facility. The Amended Credit Agreement amends and restates, in its entirety, the Amended and Restated Credit Agreement entered into as of April 14, 2011 (as amended and modified, the “Existing Credit Agreement”) among the Company, certain of the Company’s subsidiaries, the lenders identified therein and Bank of America, N.A., as administrative agent and collateral agent, which consisted of a $450 million revolving credit and term loan facility, in the aggregate, which was scheduled to mature on September 25, 2018. The Amended Credit Agreement provides for, among other things, an extension of the maturity date and a reduction in pricing, and replaces the existing revolving credit and term loan facility with an increased revolving credit facility.

The Amended Credit Agreement provides for a $500 million senior secured revolving credit facility, maturing on March 31, 2020, with a $20 million sublimit for issuances of standby letters of credit and a $15 million sublimit for swingline loans. Subject to customary conditions and the approval of any lender whose commitment would be increased, the Company has the option to increase the revolving credit facility or establish term loan facilities in an aggregate amount of up to $100 million, resulting in a maximum available principal amount under the Amended Credit Agreement of $600 million.

The initial borrowings under the Amended Credit Agreement were used to refinance borrowings outstanding under the Existing Credit Agreement, and future borrowings under the Amended Credit Agreement may be used for working capital, capital expenditures, share repurchases, and general corporate purposes.

At the Company’s option, borrowings under the Amended Credit Agreement will bear interest at either one, two, three or six month LIBOR or an alternate base rate, in each case plus the applicable margin. Borrowings will initially bear interest at LIBOR plus 1.50% per annum, in the case of LIBOR borrowings, or at the alternate base rate plus 0.50% per annum, in the case of base rate loans. After the date the compliance certificate is required to be received for the quarter ending March 31, 2015, the applicable margin will fluctuate between 1.25% per annum and 1.75% per annum, in the case of LIBOR borrowings, or between 0.25% per annum and 0.75% per annum, in the case of base rate loans, based upon the Company’s Consolidated Leverage Ratio (as defined in the Amended Credit Agreement) at such time.

The Company will initially be required to pay a commitment fee of 0.20% per annum on the daily unused amount of the facility and a letter of credit fee of 1.50% per annum on the maximum amount available to be drawn under each letter of credit that is issued and outstanding. After the date the compliance certificate is required to be received for the quarter ending March 31, 2015, the commitment fee rate will fluctuate between 0.15% and 0.25% per annum and the letter of credit fee rate will fluctuate between 1.25% and 1.75% per annum, based upon the Company’s Consolidated Leverage Ratio.

Amounts borrowed under the Amended Credit Agreement may be prepaid at any time without premium or penalty. The Company is required to prepay the amounts outstanding under the Amended Credit Agreement in certain circumstances, including a requirement to pay all amounts outstanding under the Amended Credit Agreement ninety (90) days prior to the Convertible Indebtedness Maturity Date (as defined in the Amended Credit Agreement) unless (1) the Convertible Indebtedness Maturity Date is waived or extended to a later date, (2) the Company can demonstrate (a) Liquidity (as defined in the Amended Credit Agreement) in an amount at least equal to the principal amount due on the Convertible Indebtedness Maturity Date, and (b) financial covenant compliance after giving effect to such payments and any additional indebtedness incurred on a pro forma basis, or (3) this requirement is waived by the Required Lenders (as defined in the Amended Credit Agreement). In addition, the Company has the right to permanently reduce or terminate the unused portion of the commitments provided under the Amended Credit Agreement at any time.

The loans and obligations under the Amended Credit Agreement are secured pursuant to a Second Amended and Restated Security Agreement (the “Amended Security Agreement”) and a Second Amended and Restated Pledge Agreement (the “Amended Pledge Agreement”) with Bank of America, N.A. as collateral agent, pursuant to which the Company and the subsidiary guarantors grant Bank of America, N.A., for the ratable benefit of the lenders under the Amended Credit Agreement, a first-priority lien, subject to permitted liens, on substantially all of the personal property assets of the Company and the subsidiary guarantors, and a pledge of 100% of the stock or other equity interests in all domestic subsidiaries and 65% of the stock or other equity interests in each “material first-tier foreign subsidiary” (as defined in the Amended Pledge Agreement).

The Amended Credit Agreement contains usual and customary representations and warranties; affirmative and negative covenants, which include limitations on liens, investments, additional indebtedness, and restricted payments; two financial covenants: (i) a maximum Consolidated Leverage Ratio that must be maintained at a maximum level of either 3.25 to 1.00 or 3.50 to 1.00, depending on the measurement period, and (ii) a minimum Consolidated Interest Coverage Ratio, (as defined in the Amended Credit Agreement), that must be maintained at a level of not less than 3.50 to 1.00; usual and customary events of default; and other customary limitations.

In connection with the Amended Credit Agreement, the Company paid certain commitment, arrangement, and other fees to Bank of America, N.A. and other parties to the Amended Credit Agreement, and reimbursed certain of the parties’ expenses.

The foregoing descriptions of the Amended Credit Agreement, Amended Security Agreement, and Amended Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Credit Agreement, Amended Security Agreement, and Amended Pledge Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.

A copy of the press release announcing the Amended Credit Agreement is being filed as Exhibit 99.1 to this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

10.1	Second Amended and Restated Credit Agreement, dated as of March 31, 2015, among Huron Consulting Group Inc., as Borrower, certain subsidiaries as Guarantors, the Lenders Party Hereto and Bank of America, N.A., as Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, PNC Bank, Bank of Montreal and Key Bank National Association as Co-Documentation Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Book Managers.

10.2	Second Amended and Restated Security Agreement, dated as of March 31, 2015.

10.3	Second Amended and Restated Pledge Agreement, dated as of March 31, 2015.

99.1	Press release dated April 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc. (Registrant)

Date: April 2, 2015	/s/ C. Mark Hussey
C. Mark Hussey
Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Second Amended and Restated Credit Agreement, dated as of March 31, 2015, among Huron Consulting Group Inc., as Borrower, certain subsidiaries as Guarantors, the Lenders Party Hereto and Bank of America, N.A., as Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, PNC Bank, Bank of Montreal and Key Bank National Association as Co-Documentation Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Book Managers.

10.2	Second Amended and Restated Security Agreement, dated as of March 31, 2015.

10.3	Second Amended and Restated Pledge Agreement, dated as of March 31, 2015.

99.1	Press release dated April 2, 2015.